UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 19, 2011

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On February 19, 2011, SCOLR Pharma, Inc. (the “Company”) entered into a Non-Exclusive Finder’s Fee Agreement (the “Agreement”) with Nicholas Hall & Company (“NHC”) providing for the terms under which NHC will introduce the Company to pharmaceutical companies, distributors and retailers that are interested in utilizing the Company’s proprietary technology to develop over-the-counter (OTC) or prescription pharmaceutical or nutritional products.

Under the Agreement the Company will make periodic payments to NHC for the retention of NHC’s services, and will make additional success fee payments contingent upon the entry by SCOLR into a definitive agreement with a licensor or other business partner introduced to the Company by NHC during the term of the Agreement and for a certain period thereafter. The term of the Agreement extends through July 27, 2012, unless earlier terminated. The Agreement may be terminated by either party upon 30 days prior written notice.

On February 25, 2011, the Company issued a press release announcing its entry into the Agreement. The full text of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 25, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

February 25, 2011	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Chief Financial Officer

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